EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Annual Report on Form 10-K for the period ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	February 15, 2024	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
Chairman, Chief Executive Officer and President

Date:	February 15, 2024	By:	/s/ ERIC W. ABOAF
Eric W. Aboaf,
Vice Chairman and Chief Financial Officer